UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

POLYMER GROUP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

POLYMER GROUP, INC.

NOTICE OF 2005 ANNUAL MEETING
AND PROXY STATEMENT

4055 Faber Place Drive, Suite 201
North Charleston, South Carolina 29405

April 15, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 annual meeting (the “Annual Meeting”) of stockholders of Polymer Group, Inc. (“PGI”) to be held on May 18, 2005, at 10:00 a.m., local time, at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina 29401.

The Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, I urge you to vote, sign, date, and return the Proxy in the enclosed postage-paid envelope, as soon as possible, even if you plan to attend the Annual Meeting. Signing the enclosed Proxy will not prevent you from voting in person if you attend the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

We hope that you can attend the Annual Meeting. We appreciate your interest and support in the affairs of PGI.

Sincerely,
/s/ JAMES L. SCHAEFFER
James L. Schaeffer
Chief Executive Officer

POLYMER GROUP, INC.
4055 Faber Place Drive, Suite 201
North Charleston, South Carolina 29405

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2005

To the Stockholders of Polymer Group, Inc.:

The 2005 annual meeting (the “Annual Meeting”) of the stockholders of Polymer Group, Inc. will be held on May 18, 2005, at 10:00 a.m., local time, at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina 29401, to consider and take action with respect to the following matters:

1.     the election of 8 directors for one-year terms or until their successors are duly elected and qualified;

2.     the approval of amendments to the Polymer Group, Inc. 2003 Stock Option Plan;

3.     the approval of the Polymer Group, Inc. Short-Term Incentive Compensation Plan;

4.     the approval of the Polymer Group, Inc. 2005 Stock Option Plan; and

5.     the transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 8, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, to assure your shares are represented at the Annual Meeting, please date, execute, and promptly mail the enclosed Proxy in the envelope provided, for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,
/s/ DANIEL L. RIKARD
Daniel L. Rikard
Secretary

North Charleston, South Carolina
April 15, 2005

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

POLYMER GROUP, INC.
4055 Faber Place Drive, Suite 201
North Charleston, South Carolina 29405

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2005

This Proxy Statement is being provided to the stockholders of Polymer Group, Inc. (“PGI,” “we,” or the “Company”) in connection with the solicitation of proxies by PGI’s Board of Directors (the “Board of Directors” or the “Board”) for the 2005 annual meeting of stockholders (the “Annual Meeting”) to be held on May 18, 2005, at 10:00 a.m., local time, at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina 29401, and at any adjournments thereof. This Proxy Statement and the enclosed Proxy are first being sent or given to stockholders on or about April 15, 2005. The Board of Directors has fixed the close of business on April 8, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments thereof.

When you sign and return the enclosed Proxy, the shares represented thereby will be voted in accordance with the directions noted thereon. If no direction is indicated, the shares represented thereby will be voted FOR the slate of directors described herein, FOR the approval of the amendments to the Polymer Group, Inc. 2003 Stock Option Plan, FOR the approval of the Polymer Group, Inc. Short-Term Incentive Plan, FOR the approval of the Polymer Group, Inc. 2005 Stock Option Plan and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters.

Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting or by submission of a later-dated proxy that is received prior to the Annual Meeting.

The Company, pursuant to its Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), has five authorized classes of common stock, consisting of Class A common stock, par value $.01 per share (“Class A Common”), Class B common stock, par value $.01 per share (“Class B Common”), Class C common stock, par value $.01 per share (“Class C Common”), Class D common stock, par value $.01 per share (“Class D Common”), and Class E common stock, par value $.01 per share (“Class E Common,” and collectively with the Class A Common, Class B Common, Class C Common and Class D Common, the “Common Stock”). Each outstanding share of Common Stock entitles the holder thereof to one vote. Holders are not entitled to vote fractional shares. On April 8, 2005, the record date, there were a total of 10,424,627 shares of Common Stock outstanding, consisting of 10,214,399 shares of Class A Common, 176,826 shares of Class B Common and 33,402 shares of Class C Common. There are currently no shares of Class D Common or Class E Common outstanding.

In addition, the Company, pursuant to the Certificate of Incorporation, has the authority to issue preferred stock, par value $.01 per share (“Preferred Stock”) from time to time and in one or more series. On April 23, 2004, the Board of Directors, pursuant to the authority expressly granted to it by the Certificate of Incorporation, constituted all authorized shares of Preferred Stock as “16% Series A Convertible Pay-in-Kind Preferred Stock” (the “Series A PIK Preferred”). Each outstanding share of Series A PIK Preferred entitles the holder thereof to a number of votes equal to the number of shares of Class A Common into which such share of Series A PIK Preferred Stock is convertible as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote at the Annual Meeting. As of April 7, 2005, the day immediately prior to the record date, there were 58,251 shares of Series A PIK Preferred outstanding which, upon conversion, entitle the holders thereof to an aggregate of 7,988,708 votes.

The total number of shares of Common Stock outstanding plus the number of shares of Class A Common into which the Series A PIK Preferred could be converted on the record date together constitute the total number of shares eligible to vote at the Annual Meeting (the “Eligible Shares”). The presence in person or by proxy of the holders of a majority of the Eligible Shares shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (otherwise known as a “broker non-vote”), such shares will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight directors. Each of the nominees named herein is now a member of the Board of Directors and was elected at the 2004 annual meeting of stockholders of Polymer Group, Inc., for which proxies were solicited, except for James L. Schaeffer, who was appointed by the Board of Directors on December 20, 2004, to fill one of the two vacancies on the Board. Each director will serve a one-year term or until his successor is duly elected and qualified or until his death, resignation or removal in accordance with the Company’s Amended and Restated By-Laws. The Board of Directors expects all nominees named herein to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors. There is currently one vacancy on the Board for which the Board of Directors has not put forth a nominee. With respect to the election of directors, proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote “FOR” the election of Mr. Pedro Arias, Mr. Ramon Betolaza, Mr. Lap Wai Chan, Mr. William Hewitt, Mr. Eugene Linden, Mr. James Ovenden, Mr. James Schaeffer, and Mr. Michael Watzky to the Board. See “Management—Nominees for Director” for information with respect to each of the foregoing nominees for director.

PROPOSAL 2

AMENDMENTS TO THE 2003 STOCK OPTION PLAN

The Polymer Group, Inc. 2003 Stock Option Plan (the “2003 Option Plan”) was approved by stockholders of the Company at the 2004 annual meeting of stockholders. The Board of Directors adopted amendments to the 2003 Option Plan, subject to stockholder approval, on March 8, 2005, and April 11, 2005. The amendments accomplish, among other things, the following:

•       Eliminate the 20% cap on the number of shares available under the plan that may be granted to any one participant in a given calendar year;

•       Allow the Compensation Committee to establish the exercise price of each option at or below fair market value;

•       Modify the definition of “Change in Control” to add a change in ownership concept;

•       Eliminate the option currently available to a plan participant to satisfy the exercise price by authorizing the Company to withhold shares from the employee equal in value to the exercise price;

•       Eliminate the Divisional Financial Performance vesting requirement;

•       Allow change of control vesting on the Corporate Financial Performance portion of a grant; and

•       Fix the exercise date for options to a date certain.

The above summary of the amendments to the 2003 Option Plan does not include all of the provisions of such amendments. For further information, we refer you to the full text of the 2003 Employee Stock Option Plan Amendments, a copy of which is attached to this Proxy Statement as Annex I. Several amendments are driven by the Company’s efforts to avoid any negative impact from the newly issued deferred compensation rules under Section 409A of the Internal Revenue Code, enacted under the American Jobs Creation Act of 2004.

A total of 400,000 shares of Class A Common, representing less than 4% of our currently outstanding Common Stock, is available for issuance under the 2003 Option Plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company or the outstanding shares of Common Stock. In the event of any of these occurrences, the Board of Directors may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the stock option plan or covered by grants previously made under the plan. The shares available for issuance under the 2003 Option Plan may be, in whole or in part, authorized and unissued or held as treasury shares. As of April 8, 2005, the closing price of the Class A Common Stock as quoted on the OTC Bulletin Board was $23.00 per share.

The Compensation Committee of our Board of Directors administers the 2003 Option Plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. Grants will be awarded under the 2003 Option Plan entirely in the discretion of the Compensation Committee. As a result, we are unable to determine at this time the future recipients, amounts and values of future benefits to be received under the plan.

The following is a summary of the material terms of the 2003 Option Plan as amended, but does not include all of the provisions of the plan. For further information about the plan, we refer you to the 2003 Option Plan, a copy of which was attached as Annex I to the proxy statement for the 2004 annual meeting of stockholders.

Summary of Material Terms of the 2003 Option Plan

Eligibility.   Officers and employees of the Company and its subsidiaries are eligible to receive grants under the 2003 stock option plan. In each case, the Compensation Committee will select the actual grantees.

Stock Options.   Under the 2003 stock option plan, the Compensation Committee or the Board may award grants of non-qualified stock options.

The Compensation Committee will determine the exercise price of any option in its discretion.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•       in cash,

•       by delivery of outstanding shares of Common Stock with a fair market value equal to the exercise price, and/or

•       by simultaneous sale through a broker of shares of Common Stock acquired upon exercise.

The Compensation Committee must set the term of each option to be no longer than the exercise date, which equals the earlier to occur of five years from the date of grant or consummation of a change in control. In addition, all options under the stock option plan generally cease vesting when a grantee ceases to be an officer or employee of the Company or its subsidiaries. Options generally expire on the date of cessation of services for the Company.

There are, however, exceptions depending upon the circumstances of cessation. In the case of a grantee’s death or disability, all of such grantee’s options that were vested as of the date of cessation of services with the Company will remain exercisable until the exercise date, so long as the grantee does not compete with the Company during such period. In the event of retirement, a grantee’s vested options will remain exercisable after the date of retirement until the exercise date of the grant, so long as the grantee does not compete with the Company during such period. Upon termination for cause, all options will terminate immediately. In the event that the grantee’s employment with the Company terminates for any other reason, all of such grantee’s options that were vested as of the date of cessation of employment with the Company will remain exercisable until the exercise date of the grant, so long as the grantee does not compete with the Company during such period. If there is a change in control of the Company, all of the options will become fully vested and exercisable. Options that expire unvested prior to the change in control remain expired.

Vesting, Withholding Taxes and Transferability of All Awards.   The terms and conditions of each award made under the stock option plan, including vesting requirements, will be set forth, consistent with the plan, in a written agreement with the grantee.

Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of Common Stock in order to satisfy the Company’s withholding obligations in connection with any such exercise.

Unless the Compensation Committee determines otherwise, no award made under the stock option plan will be transferable other than by will or the laws of descent and distribution, and each award may be exercised only by the grantee or his or her executor, administrator, guardian, or legal representative.

Amendment and Termination of the Stock Option Plan.   The Board may amend or terminate the stock option plan in its discretion, except that no amendment will become effective without prior approval of the Company’s stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the stock option plan without the affected participant’s consent. If not previously terminated by the Board, the stock option plan will terminate on the tenth anniversary of its adoption.

Certain Federal Income Tax Consequences of the Stock Option Plan

The following is a brief summary of the federal income tax rules relevant to options issued under the stock option plan, based upon the Internal Revenue Code as currently in effect (the “Code”). These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees’ federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Non-Qualified Options.   Upon the grant of a non-qualified option, a grantee will not recognize any taxable income, and the Company will not be entitled to a deduction. Upon the exercise of a non-qualified option, the grantee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the compensation taxable to the grantee.

If a grantee sells Common Stock acquired upon the exercise of a non-qualified option, the grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and its fair market value on the date of exercise. The capital gain or loss will be long- or short-term, depending on whether the grantee has held the stock for more than one year. In any event, the Company will not be entitled to a deduction with respect to any capital gain recognized by the grantee.

Short-term capital gains are generally subject to the same federal income tax rate as ordinary income; the current maximum rate is 35%. Long-term capital gains are generally subject to a maximum rate of 15% for shares held for more than one year. Capital losses on the sale of stock acquired upon an option’s exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

Effect of Rule 16b-3(d)(3) under the Exchange Act.   The tax consequences of a non-qualified option may vary for those directors and executive officers who are subject to the short-swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, if those persons are exempted from these restrictions solely in reliance upon the six-month holding provision of Rule 16b-3(d)(3). In general, a participant that falls into this category will recognize income, or begin applicable holding periods, on the later of (i) the date of exercise and (ii) the date six months after the option grant date, unless the participant files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days of the date of exercise. Under the election, a grantee elects to recognize income on the exercise date, based on the common stock’s fair market value on that date, and the grantee’s holding period begins on such date.

One Million Dollar Compensation Limit.   The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held company may take for compensation paid to its chief executive officer or any of its four other highest compensated officers in excess of $1,000,000 per year, excluding for this purpose compensation that is “performance-based” within the meaning of Internal Revenue Code Section 162(m). The Company intends that compensation realized upon the exercise of an option granted under the stock option plan be regarded as “performance-based” under Section 162(m) and that such compensation be deductible without regard to the limits imposed by Section 162(m) on compensation that is not “performance-based.”

Effect of 409A.   The amendments to the 2003 Option Plan are intended to avoid the negative impact of the newly issued deferred compensation rules under Section 409A of the Internal Revenue Code, enacted under the American Jobs Creation Act of 2004.

In-the-Money Option Grants.   The Compensation Committee may grant options with an exercise price that is less than the fair market value of the Common Stock for which the option is exercisable. If the exercise price of an option as compared to the fair market value of the Common Stock is substantial, the IRS might take the position that for federal income tax purposes the option grant is treated as an issuance of the Common Stock for which the option is exercisable. In such position were sustained, among other things, the grantee of the option (i) would recognize ordinary income upon issuance of options if the grantee files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days of issuance or when the option is not subject to a substantial risk of forfeiture; (ii) would be considered to constructively own shares of Common Stock subject to the option as of the time of the issuance of the options; and (iii) would have a holding period of the Common Stock constructively owned that begins on the day after the issuance of the options. The Company does not intend to take such position with respect to any in-the-money option grant, and hence will treat any in-the-money option grant as an option.

Vote Required

In order to be approved, the amendments to the 2003 Option Plan must receive the affirmative vote of a majority of the votes cast by the Eligible Shares represented in person or by proxy at the meeting. Approval of the amendments to the plan is required for grants of options made under the plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code. The Board of Directors recommends a vote “FOR” the approval of the amendments to the Polymer Group, Inc. 2003 Stock Option Plan.

PROPOSAL 3

POLYMER GROUP, INC.
SHORT-TERM INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted the Polymer Group, Inc. Short-Term Incentive Compensation Plan, subject to stockholder approval, effective March 8, 2005. The plan provides for grants of performance-based cash awards. Employees of the Company and its subsidiaries are eligible to participate in the plan. The purpose of the plan is to provide these individuals with incentives to maximize corporate performance and stockholder value and contribute to the success of the Company. The plan will also enable us to attract and retain employees who will be expected to exert a positive impact on the Company’s financial results.

Except as otherwise determined by the Board in its discretion, the Compensation Committee of our Board of Directors will administer the plan. Grants will be awarded under the plan entirely in the discretion of the Compensation Committee or the Chief Executive Officer, if delegated the authority as described in the plan. The Compensation Committee may delegate its authority to approve eligibility and participation for employees other than the Named Executives to the Company’s Chief Executive Officer. Each award under the plan shall relate to a designated plan year, which means the Company’s fiscal year. Target awards for years other than 2005 have not been established. As a result, we are unable to determine at this time the future recipients, amounts and values of future benefits to be received under the plan.

Subject to stockholder approval of the plan, the target awards have been established under the plan for fiscal year 2005 (the “2005 Plan”). The 2005 Plan provides for target bonus percentages of 50% of base salary for the Chief Executive Officer, 35% of base salary for all other named executive officers, and a range of percentages down to 5% of base salary for certain other employees. Additionally, employees without pre-approved targets may participate in the 2005 Plan at the discretion of the Compensation Committee and/or Chief Executive Officer based on management’s recommendations. The 2005 Plan establishes performance objectives that the Company is required to meet in order for cash awards to be paid to participants. The performance objectives are based primarily upon financial measures, specifically, company-defined EBITDA and working capital utilization. A portion of the award may also be based on personal performance. Actual awards can range from zero to a maximum of 200% of the targeted award.

The following is a summary of the material terms of the plan, but does not include all of the provisions of the plan. For further information, we refer you to the plan, a copy of which is attached as Annex II to this Proxy Statement.

Summary of Material Terms of the Short-Term Incentive Compensation Plan

Duration of the Plan.   Unless earlier terminated or amended, the plan shall continue in effect until the close of business on the date of the Company’s annual meeting of stockholders in the year 2015.

Eligibility.   Employees of the Company and its subsidiaries will be eligible to participate in the plan. In each case, the Compensation Committee will select the actual participants. The Compensation Committee will determine the eligibility and participation of the Company’s named executive officers. Company operating and/or business unit executives will nominate employees other than the Named Executives to participate in the plan. Actual participation of such employees will be approved by the Compensation Committee. The Compensation Committee may delegate its authority to approve eligibility and participation for employees other than the Named Executives to the Company’s Chief Executive Officer.

Grant of Awards.   All awards shall be granted upon terms approved by the Compensation Committee. Each award relates to a designated plan year, which means the Company’s fiscal year.

Participant Target Awards.   Each participant will have an established target award expressed as a percentage of the participant’s fiscal year base salary earned.

Payment of Awards.   Generally, participants must be employees of the Company on the date awards are paid to be eligible to receive an award payment. Payment of awards shall be made on a date set by the Compensation Committee following an audit of the Company’s year-end financial results. All awards are to be paid in cash.

Withholding of Taxes.   Payment of cash awards under the plan constitutes income to the participant for which the Company reserves the power and right to deduct or withhold such amounts it reasonably determines to be required to comply with governmental withholding requirements.

One Million Dollar Compensation Limit.   The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held company may take for compensation paid to its chief executive officer or any of its four other highest compensated officers in excess of $1,000,000 per year, excluding for this purpose compensation that is “performance-based” within the meaning of Internal Revenue Code Section 162(m). The Company intends that compensation realized upon payment of awards under the plan be regarded as “performance-based” under Section 162(m) and that such compensation be deductible without regard to the limits imposed by Section 162(m) on compensation that is not “performance-based.”

Amendment and Termination of the Plan.   The Compensation Committee may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of the Company’s stockholders if such amendment would cause the plan to fail to comply with any requirement of applicable law unless the Compensation Committee specifically provides otherwise.

Vote Required

In order to be approved, the Short-Term Incentive Compensation Plan must receive the affirmative vote of a majority of the votes cast by the Eligible Shares represented in person or by proxy at the meeting. Approval of the plan is required for awards under the plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code. The Board of Directors recommends a vote “FOR” the approval of the Polymer Group, Inc. Short-Term Incentive Compensation Plan.

PROPOSAL 4

POLYMER GROUP, INC.
2005 STOCK OPTION PLAN

The Board of Directors has adopted the Polymer Group, Inc. 2005 Stock Option Plan, subject to stockholder approval, effective April 11, 2005. The plan provides for grants of stock options. Employees of the Company or its subsidiaries are eligible to participate in the plan. The purpose of the plan is to provide these individuals with incentives to maximize corporate performance and stockholder value and contribute to the success of the Company. The plan will also enable us to attract and retain employees who will be expected to exert a positive impact on the Company’s financial results.

Except as otherwise determined by the Board in its discretion, the Compensation Committee of our Board of Directors will administer the plan. Grants will be awarded under the plan entirely in the discretion of the Compensation Committee. As a result, we are unable to determine at this time the future recipients, amounts and values of future benefits to be received under the plan.

The following is a summary of the material terms of the plan, but does not include all of the provisions of the plan. For further information, we refer you to the plan, a copy of which is attached as Annex III to this Proxy Statement.

Summary of Material Terms of the 2005 Stock Option Plan

Eligibility.   Officers and employees of the Company and its subsidiaries are eligible to receive grants under the 2005 stock option plan. In each case, the Compensation Committee will select the actual grantees.

Stock Options.   Under the 2005 stock option plan, the Compensation Committee or the Board may award grants of non-qualified stock options to purchase up to 200,000 shares of Class A Common Stock.

The Compensation Committee will determine the exercise price of any option in its discretion.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•       in cash,

•       by delivery of outstanding shares of Common Stock with a fair market value equal to the exercise price, and/or

•       by simultaneous sale through a broker of shares of Common Stock acquired upon exercise.

Options will only vest and become exercisable on the occurrence of a change in control, and only after certain target thresholds are reached, tied to the cash received by MatlinPatterson Global Opportunities Fund, L.P., and its affiliates, in the change in control transaction, or from the conversion of securities received in the change in control transaction into cash within one year following the change in control. The term of each option shall end on June 30, 2008, unless the option has been exercised, with a provision to extend the date of exercise by up to one year following a change in control in which securities are issued as part of the consideration for the transaction.

Options generally expire on the date of cessation of services for the Company that occurs prior to a change in control. There are, however, exceptions depending upon the circumstances of cessation and when such cessation occurs.  In the case of a grantee’s death, disability or other termination other than for cause that occurs after a change in control or within three months prior to a change in control, all of such grantee’s options will remain subject to exercise on the change in control. Upon termination for cause prior to a change in control, all options will terminate immediately.

Vesting, Withholding Taxes and Transferability of All Awards.   The terms and conditions of each award made under the stock option plan, including vesting requirements, will be set forth, consistent with the plan, in a written agreement with the grantee.

Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of Common Stock in order to satisfy the Company’s withholding obligations in connection with any such exercise.

Unless the Compensation Committee determines otherwise, no award made under the stock option plan will be transferable other than by will or the laws of descent and distribution, and each award may be exercised only by the grantee or his or her executor, administrator, guardian, or legal representative.

Amendment and Termination of the Stock Option Plan.   The Board may amend or terminate the stock option plan in its discretion, except that no amendment will become effective without prior approval of the Company’s stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the stock option plan without the affected participant’s consent. If not previously terminated by the board, the stock option plan will terminate on the tenth anniversary of its adoption.

Certain Federal Income Tax Consequences of the Stock Option Plan

The following is a brief summary of the federal income tax rules relevant to options issued under the stock option plan, based upon the Internal Revenue Code as currently in effect (the “Code”). These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees’ federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Non-Qualified Options.   Upon the grant of a non-qualified option, a grantee will not recognize any taxable income, and the Company will not be entitled to a deduction. Upon the exercise of a non-qualified option, the grantee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the compensation taxable to the grantee.

If a grantee sells Common Stock acquired upon the exercise of a non-qualified option, the grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and its fair market value on the date of exercise. The capital gain or loss will be long- or short-term, depending on whether the grantee has held the stock for more than one year. In any event, the Company will not be entitled to a deduction with respect to any capital gain recognized by the grantee.

Short-term capital gains are generally subject to the same federal income tax rate as ordinary income; the current maximum rate is 35%. Long-term capital gains are generally subject to a maximum rate of 15% for shares held for more than one year. Capital losses on the sale of stock acquired upon an option’s exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

Effect of Rule 16b-3(d)(3) under the Exchange Act.   The tax consequences of a non-qualified option may vary for those directors and executive officers who are subject to the short-swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, if those persons are exempted from these restrictions solely in reliance upon the six-month holding provision of Rule 16b-3(d)(3). In general, a participant that falls into this category will recognize income, or begin applicable holding periods, on the later of (i) the date of exercise and (ii) the date six months after the option grant date, unless the participant files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days of the date of exercise. Under the election, a grantee elects to recognize income on the exercise date, based on the common stock’s fair market value on that date, and the grantee’s holding period begins on such date.

One Million Dollar Compensation Limit.   The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held company may take for compensation paid to its chief executive officer or any of its four other highest compensated officers in excess of $1,000,000 per year, excluding for this purpose compensation that is “performance-based” within the meaning of Internal Revenue Code Section 162(m). The Company intends that compensation realized upon the exercise of an option granted under the stock option plan be regarded as “performance-based” under Section 162(m) and that such compensation be deductible without regard to the limits imposed by Section 162(m) on compensation that is not “performance-based.”

Effect of 409A.   The 2005 stock option plan is intended to comply with the newly issued deferred compensation rules under Section 409A of the Internal Revenue Code, enacted under the American Jobs Creation Act of 2004.

In-the-Money Option Grants.   The Compensation Committee may grant options with an exercise price that is less than the fair market value of the Common Stock for which the option is exercisable. If the exercise price of an option as compared to the fair market value of the Common Stock is substantial, the IRS might take the position that for federal income tax purposes the option grant is treated as an issuance of the Common Stock for which the option is exercisable. In such position were sustained, among other things, the grantee of the option (i) would recognize ordinary income upon issuance of options if the grantee files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days of issuance or when the option is not subject to a substantial risk of forfeiture; (ii) would be considered to constructively own shares of Common Stock subject to the option as of the time of the issuance of the options; and (iii) would have a holding period of the Common Stock constructively owned that begins on the day after the issuance of the options. The Company does not intend to take such position with respect to any in-the-money option grant, and hence will treat any in-the-money option grant as an option.

Vote Required

In order to be approved, the adoption of the Polymer Group, Inc. 2005 Stock Option Plan must receive the affirmative vote of a majority of the votes cast by the Eligible Shares represented in person or by proxy at the meeting. Approval of the plan is required for grants of options made under the plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code. The Board of Directors recommends a vote “FOR” the approval of the adoption of the Polymer Group, Inc. 2005 Stock Option Plan.

OTHER BUSINESS

At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

MANAGEMENT

The following sets forth information as to each nominee for director (who also constitute all of the directors of the Company) and executive officers of the Company, as of April 8, 2005, including age, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company.

Nominees for Director

William B. Hewitt, 66, has served as a director since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Mr. Hewitt is President and Chief Executive Officer of Sirius Ventures, Inc., a consulting firm, a position he has held since January 1998. Mr. Hewitt is Chairman of the Board of Global Vantedge, a credit and receivables management firm and has been associated with Global Vantedge since November 2002. On December 15, 2004, the Company executed an agreement for consulting services effective December 9, 2004 with Mr. Hewitt. See “Certain Relationships and Related Transactions” for further information with respect to the consulting agreement.

Pedro A. Arias, 62, has served as a director since March 5, 2003. Mr. Arias has served as polymers strategy and planning manager for Occidental Petroleum. He has also been active in researching related polymer fields and been published in publications of universities and industrial organizations. Mr. Arias presently is an independent polymers consultant member of Interconsul and adviser to the OECD Chemical Division, IPCS (WHO) and EU—RTD Directorate.

Ramon Betolaza, 35, has served as a director since March 5, 2003. Mr. Betolaza presently is a Partner in MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Betolaza was a Director at Credit Suisse First Boston (Europe) Ltd.

Lap Wai Chan, 38, has served as a director since March 5, 2003. Mr. Chan presently is a Managing Partner of MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Chan was a Managing Director at Credit Suisse First Boston H.K. Ltd. Mr. Chan has extensive investment experience in Asia, Latin America, North America and Oceana.

Eugene Linden, 58, has served as a director since March 5, 2003. As of March 15, 2005, Mr. Linden is a vice president and chief investment strategist for Bennett Management Corp., an affiliate of James D. Bennett, who is the beneficial owner of greater than 5% of the Company’s common stock on a fully diluted basis. See “Security Ownership of Certain Beneficial Owners and Management” for more information about Mr. Bennett. Mr. Linden is also an author and social critic who has written widely on a number of subjects including finance and markets. He served as a board member of Golden Books and then as Chairman, Chief Executive Officer and President of GB Liquidation Holdings, Inc.

James A. Ovenden, 42, has served as a director since March 5, 2003. Mr. Ovenden is presently the Chief Financial Officer of OTO Development, Inc. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden was previously the principal consultant with CFO Solutions of SC, LLC, a financial consulting services business. Prior to CFO Solutions, Mr. Ovenden was employed by CMI Industries, a manufacturer of textile products, from 1987 until 2002 and served as Chief Financial Officer and Executive Vice President of that company from 1993 to 2002.

James L. Schaeffer, 54, has served as a director since December 20, 2004 and as Chief Executive Officer of the Company since March 11, 2003. Prior to that, Mr. Schaeffer served as Executive Vice President of the Company and President and Chief Operating Officer, Nonwovens since August 1999. Mr. Schaeffer also served in various other positions since he joined the Company in 1992. Prior to joining the Company, Mr. Schaeffer served as General Manager for Scott Nonwovens at the Landisville facility.

Michael Watzky, 43, has served as a director since March 5, 2003. Mr. Watzky presently is a Partner in MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Watzky was a Director at Credit Suisse First Boston H.K. Ltd. Mr. Watzky has 16 years of experience with investments in North America, Latin America, Europe and Asia.

Other Executive Officers

Rolf J. Altdorf, 51, has served as Vice President and Managing Director of Europe, Middle East and Africa since July 1998. From March 1995 to July 1998, Mr. Altdorf served as Managing Director and Vice President—Marketing and Sales of Chicopee B.V., one of the Company’s subsidiaries, in Cuijk, The Netherlands. From October 1985 to March 1995, Mr. Altdorf served in several different capacities in the research and development, marketing and European projects departments of Johnson & Johnson in Düsseldorf, Germany and Cuijk, The Netherlands.

Fernando Espinosa, 61, has served as Vice President and General Manager of Latin America since June 1994. In May 2004, Mr. Espinosa also became Vice President and General Manager of Asia. From 1989 through 1994, Mr. Espinosa served as the General Manager of Bonlam S.A. de C.V., one of the Company’s subsidiaries, in Latin America. From 1980 through 1989, Mr. Espinosa served as the Operations Manager for Cydsa S.A. de C.V. in Latin America.

Richard L. Ferencz, 60, is currently the Group Vice President of Engineering and Development. Previously, Mr. Ferencz served as Group Vice President—Asia and Engineering, Nonwovens. From February 1998 until May 2000, Mr. Ferencz served as Group Vice President—Advanced Technology and Engineering, Nonwovens. From March 1996 to February 1998, Mr. Ferencz served as Vice President—Advanced Technology and Engineering. From 1992 to 1996 Mr. Ferencz served as Vice President of Engineering. Prior to joining us, Mr. Ferencz served as Director of Systems of Reemay (1986-1992).

Michael W. Hale, 55, has served as Group Vice President of U.S. Operations, Nonwovens since April 23, 2003. From July 2001 to April 2003, Mr. Hale served as Group Vice President of Product Supply. From September 1997 through July 2001, Mr. Hale served as Vice President of Operations, Nonwovens. From 1972 until September 1997, Mr. Hale served in various manufacturing and engineering roles for the Company and for Johnson & Johnson (former owner of the Company’s Chicopee, Inc. subsidiary).

Willis C. Moore III, 52, has served as the Chief Financial Officer of the Company since October 27, 2003. Prior to joining the Company, Mr. Moore served as Chief Financial Officer of Unifi, Inc. from 1994 to 2003. Mr. Moore previously served as Chairman of the American Textile Manufacturers Institute. Mr. Moore also was a partner at Ernst & Young LLP and predecessor firms from 1983 through 1994.

Daniel L. Rikard, 38, has served as Vice President, General Counsel and Secretary since December 20, 2004. Prior to joining the Company, Mr. Rikard served as Vice President, General Counsel and Secretary of Cendian Corporation from 2001-2004. Prior to that, Mr. Rikard served in various in-house counsel positions of increasing responsibility. Mr. Rikard started his legal career in 1992 with the law firm of Alston & Bird.

There are no family relationships among the foregoing persons.

Messrs. Espinosa and Schaeffer were executive officers of the Company on May 11, 2002 when the Company filed a petition under Chapter 11 of the federal bankruptcy laws.

Information About the Board of Directors

The Board of Directors held seven meetings (exclusive of committee meetings and update teleconferences) during the preceding fiscal year. The Board of Directors has established a Compensation Committee, an Audit Committee, a Purchasing Committee, and a Restricted Stock Committee, the

functions and current members of which are noted below. Each current director who was also a member of the Board of Directors during the preceding fiscal year attended 75% or more of the meetings held during the preceding fiscal year by the Board of Directors and any committees on which such director served. The Company encourages its directors to attend the annual meeting of stockholders. Five directors attended the Company’s 2004 annual meeting of stockholders.

Compensation Committee.   The Compensation Committee of the Board of Directors currently consists of Messrs. Linden, Chairman, Arias, and Hewitt. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, and benefits of executive officers and key employees of the Company. The Compensation Committee met one time during the preceding fiscal year.

Audit Committee.   The Audit Committee of the Board of Directors currently consists of Messrs. Ovenden, Chairman, Hewitt, and Linden. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments and reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors. The Audit Committee held eleven meetings during the preceding fiscal year. The Board has determined that Mr. Ovenden is the “audit committee financial expert” serving on the Audit Committee within the meaning of the SEC rules and regulations. Except for Mr. Hewitt, all members of the Audit Committee are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and NYSE listing standards. The Board of Directors has adopted a written charter for the Audit Committee which was included as Annex III to the Company’s proxy statement filed under Schedule 14A with the SEC on April 15, 2004.

Purchasing Committee.   Mr. Arias is currently the chairman and sole member of the Purchasing Committee. The Purchasing Committee was established to assist and advise management of the Company regarding purchases of raw materials with the Company’s suppliers, in light of the critical importance to the Company’s profitability resulting from raw material pricing and availability.

Restricted Stock Committee.   The Restricted Stock Committee currently consists of Messrs. Betolaza, Chan, and Watzky. The Restricted Stock Committee was established to make decisions under the Company’s 2004 Restricted Stock Plan, which allows for grants of restricted stock to directors of the Company. The Restricted Stock Committee met one time during the preceding fiscal year.

Nominations.   The Company does not have a nominating committee. In light of the substantial stock ownership position of MatlinPatterson Global Opportunities Partners and the Shareholders Agreement currently in effect, the Company does not believe that a separate nominating committee is currently necessary. See “Certain Relationships and Related Transaction—Shareholders Agreement” for more information regarding the Shareholders Agreement. In the interim, all current directors will take part, as necessary, in selecting any required nominees. The Board currently considers candidates for Board membership suggested by its members. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate in compliance with the Company’s By-Laws. The Board will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations. The Shareholders Agreement also places restrictions on nominees to the Company’s Board of Directors.

Once the Board has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Board with the recommendation of the prospective candidate, as well as the Board’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Board determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Board. The Board then evaluates the prospective nominee against certain standards and qualifications, including:

•       the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•       the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•       the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•       the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•       the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees and customers.

The Board also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Board determines the nominees.

Director Independence.   The Board undertook its annual review of director independence in March 2005. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that, of the directors nominated for election at the annual meeting, Messrs. Arias, Linden, and Ovenden are independent of the Company and its management within the meaning of the SEC’s rules and regulations. Messrs. Betolaza, Chan, and Watzky are considered non-independent outside directors because of their affiliation with MatlinPatterson Global Advisers LLC, an affiliate of the Company’s controlling stockholder. Mr. Hewitt became non-independent in 2004 due to his consulting agreement with the Company. Mr. Schaeffer lacks independence because he is an executive officer of the Company.

Compensation of Directors

Management directors and employees of MatlinPatterson Global Advisers LLC are not entitled to receive any fees for their service on the Board of Directors. All other non-management directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. In addition, such non-management directors receive a yearly fee of $60,000, $1,000 for each meeting attended of the Board of Directors, and $500 for each Committee meeting attended. At least $10,000 of the yearly fee will be payable in shares of the Company’s Class A Common Stock pursuant to the 2004 Restricted Stock Plan. In addition, the chairman of each of the Audit and Purchasing Committees receives a yearly fee of $10,000 for serving in such capacity.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with the chairman or with the non-management directors as a group may do so by writing to Chairman, Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, South Carolina 29405. Effective March 31, 2004, the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the audit committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater-than-ten percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no such filings were required, the Company believes that during the period from January 3, 2004 through January 1, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with, other than the following late filings: one Form 4 by Rolf Altdorf, one Form 3 and one Form 4 by each of Ramon Betolaza, Lap Wai Chan and Michael Watzky; two Form 4s by James D. Bennett; and one Form 4 by MatlinPatterson Global Opportunities Partners, L.P.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•       the integrity of the Company’s financial statements;

•       the adequacy of the Company’s system of internal controls;

•       the Company’s compliance with legal and regulatory requirements;

•       the qualifications and independence of the Company’s independent auditors; and

•       the performance of the Company’s independent auditors.

In carrying out these responsibilities, the Audit Committee, among other things:

•       monitors preparation of quarterly and annual financial reports by the Company’s management;

•       supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving all non-audit services;

•       confirms the independence of the independent auditors; and

•       oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Audit Committee met eleven times during fiscal 2004. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management.

As a result of Mr. Hewitt’s consulting agreement with the Company, Mr. Hewitt lacks the independence required by the Audit Committee’s Charter. The Audit Committee is currently evaluating whether to amend the Charter to allow for Mr. Hewitt’s continued participation on the Audit Committee or to remove and replace Mr. Hewitt from the Audit Committee.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2004, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal control system and its progress in complying with Section 404 of the Sarbanes-Oxley Act.

Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors

James A. Ovenden, Chairman

William B. Hewitt

Eugene Linden

Principal Accountant, Fees, and Services

Selection of Auditors.   Ernst & Young LLP, an independent registered public accounting firm, served as the Company’s independent auditors for the fiscal year ending January 1, 2005. Representatives of Ernst & Young LLP are expected to be present at the 2005 Annual Meeting. The Audit Committee has not yet selected the Company’s independent auditors for the fiscal year ending December 31, 2005, and is currently evaluating it options in this regard.

Audit Fees.   The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended January 3, 2004 and January 1, 2005 and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal years then ended were $1,541,832 and $1,835,606 respectively.

There were no fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Ernst & Young LLP for the fiscal years ended January 3, 2004 and January 1, 2005.

Audit-Related Fees.   There were no fees billed for assurance and related professional services rendered in the fiscal years ended January 3, 2004 and January 1, 2005 by Ernst & Young LLP that are reasonably related to the performance of the services described above under the heading “Audit Fees.”

Tax Fees.   The aggregate fees billed for professional services rendered by Ernst & Young LLP in the fiscal years ended January 3, 2004 and January 1, 2005 for tax compliance, tax advice and tax planning were $2,002,214 and $521,146 respectively.

All Other Fees.   The aggregate fees billed for services rendered by Ernst & Young LLP, other than for the services described under the headings “Audit Fees,”  “Audit-Related Fees” and “Tax Fees” above for the fiscal years ended January 3, 2004 and January 1, 2005 were $233,671 and $42,482 respectively. These fees paid to Ernst & Young LLP relate primarily to expenses incurred for reporting and other services relating to the Company’s bankruptcy proceedings and its emergence therefrom.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. All of the work to audit the Company’s financial statements for the fiscal year ended January 1, 2005 was performed by Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following information with respect to the outstanding shares of voting securities of the Company beneficially owned by each director and nominee for director of the Company, the chief executive officer and the other most highly compensated executive officers, all beneficial owners of more than five percent of each class of Common Stock known to the Company and the directors and executive officers as a group is furnished as of April 8, 2005, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent of Class(3)
Series A PIK Preferred	MatlinPatterson Global Opportunities Partners L.P.(4)(7) 520 Madison Avenue New York, New York 10022	47,353	81.3%
	James D. Bennett(5)(7) 2 Stamford Plaza, Suite 1501 281 Tresser Boulevard Stamford, Connecticut 06901	6,388	11.0%
Class A Common	MatlinPatterson Global Opportunities Partners L.P.(6)(7) 520 Madison Avenue New York, New York 10022	6,582,887	64.4%
	James A. Ovenden	5,205	*
	Pedro A. Arias	4,205	*
	William B. Hewitt	4,205	*
	Eugene Linden	4,205	*
	Ramon Betolaza 520 Madison Avenue New York, New York 10022	—	*
	Lap Wai Chan 520 Madison Avenue New York, New York 10022	—	*
	Michael Watzky 520 Madison Avenue New York, New York 10022	—	*
	Rolf J. Altdorf	—	*
	Fernando Espinosa	—	*
	Richard L. Ferencz	—	*
	Michael W. Hale	—	*
	Willis C. Moore III	—	*
	Daniel L. Rikard	—	*
	James L. Schaeffer	—	*
	All directors and executive officers as a group	17,820	*

Class B Common	Pedro A. Arias	—	*
	Ramon Betolaza	—	*
	Lap Wai Chan	—	*
	William B. Hewitt	—	*
	Eugene Linden	—	*
	James A. Ovenden	—	*
	Michael Watzky	—	*
	James L. Schaeffer	—	*
	Willis C. Moore III	—	*
	Fernando Espinosa	—	*
	Michael W. Hale	—	*
	Richard L. Ferencz	—	*
	Rolf J. Altdorf	65	*
	Daniel L. Rikard	—	*
	All directors and executive officers as a group	65	*
Class C Common	PGI Special Purpose Holdings, LLC	33,402	100%
	Pedro A. Arias	—	*
	Ramon Betolaza	—	*
	Lap Wai Chan	—	*
	William B. Hewitt	—	*
	Eugene Linden	—	*
	James A. Ovenden	—	*
	Michael Watzky	—	*
	James L. Schaeffer	—	*
	Willis C. Moore III	—	*
	Fernando Espinosa	—	*
	Michael W. Hale	—	*
	Richard L. Ferencz	—	*
	Rolf J. Altdorf	—	*
	Daniel L. Rikard	—	*
	All directors and executive officers as a group	—	*

(1)          Unless otherwise indicated, the address for the beneficial owners included in the table is: c/o Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, SC 29405.

(2)          Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. There were no shares of Common Stock subject to options exercisable within 60 days of April 8, 2005.

(3)          Percentages less than one percent are denoted by an asterisk.

(4)          These shares are immediately convertible into 6,494,126 shares of Class A Common Stock. The information herein is based solely on a Form 4 filed by MatlinPatterson LLC (“MatlinPatterson”) and certain of its affiliates on January 25, 2005.

(5)          These shares are immediately convertible into 876,069 shares of Class A Common. The information herein is based solely on a Schedule 13G/A filed by James D. Bennett and certain of his affiliates on February 14, 2005 and a Form 4 filed by James D. Bennett and Restructuring Capital Associates LP (“RCA”) on April 16, 2004.

(6)          Includes 4,763,929 shares of Class A Common held by MatlinPatterson Global Opportunities Partners L.P. The information herein is based solely on a Form 4 filed by MatlinPatterson and certain of its affiliates on November 16, 2004.

(7)          Each of these parties is a party to a Shareholders Agreement, dated as of March 5, 2003, (as amended, the “Shareholders Agreement”) providing for certain voting agreements regarding election of directors. Each such party disclaims beneficial ownership of shares of Common Stock owned by the other parties to the Shareholders Agreement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table specifies the components of the compensation packages of the Company’s chief executive officer and the four other most highly compensated executive officers (collectively, the “Named Executives”) for the fiscal years ended January 1, 2005, January 3, 2004 and December 28, 2002. The Company does not maintain any long-term compensation plans other than the 2003 Stock Option Plan and, subject to stockholder approval, the 2005 Stock Option Plan.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Stock Options (#)	Restricted Stock Awards	All Other Compensation ($)(4)
James L. Schaeffer	2004	500,000	500,127	3,652	—	—	10,222
Chief Executive Officer	2003	499,816	275,064	202,468	75,000	—	19,965
	2002	442,656	135,000	100,000	—	—	19,116
Willis C. Moore III(3)	2004	252,317	195,127	—	—	—	8,145
Chief Financial Officer	2003	48,077	20,000	—	40,000	—	—
	2002	—	—	—	—	—	—
Rolf J. Altdorf	2004	334,962	136,215	—	—	—	60,733
Vice President and	2003	304,525	93,342	69,915	15,000	—	128,924
Managing Director of Europe, Middle East and Africa	2002	211,717	93,644	33,333	—	—	135,264
Fernando Espinosa	2004	209,453	200,000	—	—	—	—
Vice President and	2003	186,792	90,000	66,666	15,000	—	—
General Manager of Latin America & Asia	2002	198,177	105,000	33,333	—	—	—
Michael W. Hale	2004	210,532	180,127	—	—	—	5,568
Group Vice President of	2003	183,292	90,064	66,667	15,000	—	8,215
U.S. Operations, Nonwovens	2002	152,695	54,000	33,333	—	—	7,951

(1)          Amounts listed under “Bonus” for fiscal year 2004 reflect the sum of amounts earned during 2004, whether paid in 2004 or 2005. Amounts listed under “Bonus” for fiscal year 2003 reflect the sum of amounts earned during 2003, whether paid in 2003 or 2004.

(2)          For Mr. Schaeffer, amounts listed under “Other Annual Compensation” for 2004 and 2003 include the value of personal use of a leased vehicle equal to $3,652 (Total Annual Lease value—$11,250) for 2004 and $2,468 (Total Annual Lease value—$11,250) for 2003. All other amounts listed under “Other Annual Compensation” represent retention bonuses paid as part of the Company’s Key Employee Retention Plan approved in connection with the Company’s Chapter 11 bankruptcy proceedings.

(3)          Mr. Moore was appointed as the Company’s Chief Financial Officer on October 27, 2003.

(4)          The following table identifies and quantifies the amount of All Other Compensation for each Named Executive:

Name	Fiscal Year	Money Purchase Pension Plan($)	401(k) Company Contribution($)	401(h) Company Contribution($)	Retirement Annuity($)
James L. Schaeffer	2004	—	10,222	—	—
	2003	5,227	12,995	1,743	—
	2002	4,920	12,556	1,640	—
Willis C. Moore III	2004	—	8,145	—	—
	2003	—	—	—	—
	2002	—	—	—	—
Rolf J. Altdorf	2004	—	—	—	60,733
	2003	—	—	—	128,924
	2002	—	—	—	135,264
Fernando Espinosa	2004	—	—	—	—
	2003	—	—	—	—
	2002	—	—	—	—
Michael W. Hale	2004	—	5,568	—	—
	2003	—	8,215	—	—
	2002	—	7,951	—	—

The amounts included under the column entitled “Money Purchase Pension Plan” are amounts paid by the Company into a trust fund which provides retirement benefits and, under certain circumstances, death or disability benefits or benefits upon termination of employment.

Option Grants in Last Fiscal Year

The Company did not grant any stock options during the fiscal year ended January 1, 2005 to the Named Executives.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the value of unexercised stock options held by the Named Executives as of January 1, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options At FY-End ($) Exercisable/Unexercisable
James L. Schaeffer	—	—	0/75,000	$0/975,000
Willis C. Moore III	—	—	0/40,000	0/520,000
Rolf J. Altdorf	—	—	0/15,000	0/195,000
Fernando Espinosa	—	—	0/15,000	0/195,000
Michael W. Hale	—	—	0/15,000	0/195,000

Employment and Management Agreements

Effective March 31, 2004, Mr. Schaeffer entered into an employment agreement with the Company pursuant to which Mr. Schaeffer agreed to serve as the Company’s Chief Executive Officer. The agreement provides for a base salary of $500,000 per annum or such higher rate as our Board of Directors may determine. Mr. Schaeffer is eligible to be paid a bonus at the end of each fiscal year. In addition, the agreement provides for a bonus payment to Mr. Schaeffer in an amount equal to 25% of his annual base salary for fiscal 2003 if Mr. Schaeffer remained employed by the Company on January 4, 2004. The agreement calls for termination on March 31, 2005, but will automatically renew for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Neither party has given such notice and, as a result, the agreement has renewed through March 31, 2006. If Mr. Schaeffer is terminated without cause, he is entitled to his base salary for a period of nine months from his termination.

Effective October 27, 2003, Mr. Moore entered into an employment agreement with the Company pursuant to which Mr. Moore agreed to serve as the Company’s Chief Financial Officer. The agreement provides for a base salary of $250,000 per annum or such higher rate as our Board of Directors may determine. Mr. Moore is eligible to be paid a bonus at the end of each fiscal year. If Mr. Moore remained employed by the Company on January 1, 2005, he was entitled to a minimum performance bonus of $75,000 for the 2004 fiscal year. The agreement calls for termination on April 1, 2005, but will automatically renew for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Neither party has given such notice and, as a result, the agreement has renewed through March 31, 2006. If Mr. Moore is terminated without cause, he is entitled to his base salary for a period of six months from his termination.

Other than the employment agreements entered into with Messrs. Schaeffer and Moore, the Company has not entered into written employment contracts with any of its executive officers.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are Messrs. Hewitt, Linden and Arias. On December 15, 2004, the Company executed an agreement for consulting services effective December 9, 2004 with William B. Hewitt. Mr. Hewitt has served as a director of PGI since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Pursuant to the consulting agreement, Mr. Hewitt provides the Company with a minimum of 104 days of consulting services a year. In consideration of Mr. Hewitt’s consulting services, the Company pays the following compensation: (i) $15,000 per month to a charity designated by Mr. Hewitt and (ii) $5,000 per month directly to Mr. Hewitt. In addition, the Company made a one-time issuance of 25,000 shares of Common Stock to Mr. Hewitt as of October 26, 2004, pursuant to the Company’s 2004 Restricted Stock Plan, which Mr. Hewitt donated to a charitable organization of his choice, as expressly permitted by the consulting agreement.

The Company has no other Compensation Committee interlocks or insider participation relationships with the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company. This Committee report documents the components of the Company’s executive officer compensation programs and describes the bases upon which compensation will be determined by the Committee with respect to the executive officers of the Company, including the Named Executives.

This Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy.   The compensation philosophy of the Company is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. The Committee has adopted the following objectives as guidelines for compensation decisions:

•       Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

•       Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

•       Take into account historical levels of executive compensation and the overall competitiveness of the market for high-quality executive talent.

•       Implement a balance between short-term and long-term compensation to complement the Company’s annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

•       Provide variable compensation opportunities based on the performance of the Company and align executive remuneration with the interests of stockholders through stock options.

Compensation Program Components.   The Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

Base Salary.   The Company’s base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary. Under the terms of his employment agreement, Mr. Schaeffer will receive a base salary of $500,000 for the period April 1, 2005 through March 31, 2006.

Annual Incentives.   Mr. Schaeffer received an annual bonus of $500,000 for fiscal year 2004 for achieving performance objectives based primarily upon financial measures, specifically, company-defined EBITDA and working capital utilization. The Committee believes that providing annual incentive compensation to key employees of the Company, including the Named Executives, that directly links financial rewards to corporate performance increases in stockholder value. It is for this reason that the Committee has recommended the implementation of the Polymer Group, Inc. Short-Term Incentive Compensation Plan.

Stock Option Programs.   The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to increase their ownership of the Company’s stock, the interests of stockholders and executives will be closely aligned. Therefore, the Committee recommended the implementation of the 2003 Stock Option Plan for the Company’s key employees (including the Named Executives) that made them eligible to receive nonqualified stock options and further recommends implementation of the 2005 Stock Option Plan.

Certain Tax Considerations.   Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executives to $1,000,000 in any given taxable year, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision. The Committee currently believes that it has structured the compensation plans for the Named Executives as necessary in order to maximize the Company’s corporate tax deduction without limiting the Company’s ability to attract and retain qualified executives.

Summary.   After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is focused on increasing values for stockholders and enhancing corporate performance. The Committee believes that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Committee.

Submitted by the Compensation

Committee of the Board of Directors

Eugene Linden, Chairman

Pedro A. Arias

William B. Hewitt

PERFORMANCE GRAPH

The following graph compares the Company’s cumulative total stockholder return since April 2, 2003 (the Company emerged from bankruptcy on March 5, 2003 and data regarding the Company’s stock price was not available until April 2, 2003) with the Russell 2000 Index and with selected companies that the Company believes are similar to the Company (the “Peer Group”). The Company’s Peer Group is comprised of the following companies: Intertape Polymer Group, Inc., Lydall Corporation, Millipore Corporation, Pall Corporation and Buckeye Technologies, Inc.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG POLYMER GROUP,
RUSSELL 2000 INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON APRIL 2, 2003, DIVIDENDS REINVESTED, AND FISCAL YEAR ENDING DECEMBER 31.

	4/02/03	6/30/03	9/30/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04
POLYMER GROUP	100.00	50.00	46.25	62.50	112.50	109.17	95.83	158.33
PEER GROUP INDEX	100.00	119.57	124.57	137.63	133.49	147.56	133.91	151.82
RUSSELL 2000 INDEX	100.00	122.99	133.78	152.77	161.93	162.96	157.84	179.50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the Company’s emergence from bankruptcy on March 5, 2003, PGI, MatlinPatterson Global Opportunities Partners LP and certain other shareholders (collectively “Non-Matlin Global Partners Holders”), Jerry Zucker and James G. Boyd entered into a Shareholders Agreement, dated as of March 5, 2003 as amended on December 20, 2004 (the “Shareholders Agreement”). The terms of the Shareholders Agreement are described below.

Shareholders Agreement

Contractual Preemptive Rights.   Pursuant to the Shareholders Agreement, we granted contractual preemptive rights to each holder of the common stock issued: (a) pursuant to the Modified Plan; (b) upon the conversion of the Convertible Notes or exercise of the Warrants, (c) upon antidilution adjustments, or (d) upon stock splits, stock dividends or otherwise, in each case, in respect of the securities set forth in clauses (a), (b) and (c) above (collectively, the “Initial Common Stock”). Such contractual preemptive rights give each holder of Initial Common Stock the right to purchase up to its pro rata share of any shares of capital stock or options, warrants, conversion rights or other rights to acquire shares of capital stock proposed to be issued by us, subject to certain excluded issuances set forth in the Shareholders Agreement and summarized in the immediately following sentence. The contractual preemptive rights may be waived with the prior consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners. The contractual preemptive rights terminate if we experience a change of control or with the consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners.

Tag-Along Rights   Pursuant to the Shareholders Agreement, MatlinPatterson Global Opportunities Partners has granted certain “tag-along” rights to each holder of Initial Common Stock.

Provisions Regarding Our Board of Directors   In accordance with the Plan, the Shareholders Agreement sets forth certain covenants of the parties thereto with respect to the composition of our Board of Directors and the voting of the shares held thereby with respect to the nomination, election and removal of directors. Pursuant to the Plan and the Shareholders Agreement, our Board of Directors is (a) fixed at nine members, each with one year terms, subject to the removal provisions of our By-Laws, and (b) composed of five directors designated by MatlinPatterson Global Opportunities Partners (together with any direct or indirect successors thereto designated by MatlinPatterson Global Opportunities Partners, the “MP Board Members”), two directors, who were initially Mr. Zucker and Mr. Boyd (together with any direct or indirect successors thereto, the “ZB Board Members”), and two directors designated by the Non-Matlin Global Partners Holders (together with any direct or indirect successors thereto, the “Non-Matlin Global Partners Board Members”). The voting and appointing of members of the board of directors are subject to certain provisions of the Shareholders Agreement. On December 20, 2004, the Shareholders Agreement was amended to allow the Board to fill existing vacancies in seats originally designated for ZB Board Members; provided at least one Non-Matlin Global Partners Board Member votes in the affirmative for the nominee.

The Shareholders Agreement contains other provisions regarding, among other things, reporting obligations, registration rights, transferring rights granted by the Shareholders Agreement, third party beneficiaries and enforcement of certain provisions of the Shareholders Agreement thereby, specific performance, amendments, granting of equivalent rights to our additional shareholder, and termination of the requirements for approval of actions by Non-Matlin Global Partners Board Members once they are no longer required to have a seat on the board.

Other Transactions

On December 15, 2004, the Company executed an agreement for consulting services effective December 9, 2004 with William B. Hewitt. Mr. Hewitt has served as a director of PGI since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Pursuant to the consulting agreement, Mr. Hewitt provides the Company with a minimum of 104 days of consulting services a year. In consideration of Mr. Hewitt’s consulting services the Company pays the following compensation: (i) $15,000 per month to a charity designated by Mr. Hewitt and (ii) $5,000 per month directly to Mr. Hewitt. In addition, the Company made a one-time issuance of 25,000 shares of Common Stock to Mr. Hewitt as of October 26, 2004, pursuant to the Company’s 2004 Restricted Stock Plan, which Mr. Hewitt donated to a charitable organization of his choice, as expressly permitted by the consulting agreement.

SOLICITATION AND EXPENSES OF SOLICITATION

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

STOCKHOLDER PROPOSALS FOR OUR 2006 ANNUAL MEETING

Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the annual meeting of stockholders in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, proposals of stockholders intended to be presented at the annual meeting in 2006 must be received by the Secretary of the Company no later than December 16, 2005 and will be considered untimely if received after such date. Proposals submitted outside the procedures prescribed in SEC Rule 14a-8, will be considered untimely if not delivered or mailed and received at the Company’s principal executive offices prior to the date of the annual meeting of stockholders. Proposals should be sent to Corporate Secretary, Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, South Carolina 29405.

ADDITIONAL INFORMATION

The  Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005, as filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Dennis Norman, Vice President—Strategic Planning and Communications, Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, South Carolina 29405. Additional information, including a copy of the Company’s Annual Report on Form 10-K, may be obtained by visiting the Company’s website at www.polymergroupinc.com. A list of shareholders entitled to vote on matters at the Annual Meeting will be available for inspection at the Company’s headquarters beginning on May 8, 2005.

Please complete the enclosed proxy and mail it in the postage-paid envelope provided as soon as possible.

ANNEX I

POLYMER GROUP, INC.
 2003 STOCK OPTION PLAN AMENDMENTS

Sections 2(c), 6, and 8 of the 2003 Stock Option Plan shall be amended as follows:

Section 2 (c).   Definition of Change in Control

(c)   “Change in Control” means the occurrence of one of the following events, but only if such occurrence also constitutes a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under Section 409(a)(2)(A)(v) of the Code (and under Notice 2005-1, as amended or supplemented from time to time, or Treasury Regulations or other IRS guidance issued under Code section 409A from time to time):

(i)    if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition by an Exempt Person; or

(ii)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)  the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)  the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

Section 6.   Non-qualified Options

The Committee may from time to time grant to eligible participants Non-qualified stock options. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(a)   Price.   The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee.

(b)   Payment.   Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, as long as the Company receives payment of the exercise price prior to delivering such Shares or (iv) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c)   Terms of Options.   All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. Each option must be exercised, if at all, upon the earlier to occur of (x) the date that is five years after the grant date of the option or (y) concurrently upon the consummation of a Change in Control of the Company. In the event an option has no value as of the exercise date, the option shall be cancelled and no exercise permitted. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d)   Termination; Forfeiture. Death or Disability.   If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s options that were fully vested as of the date of cessation of services to the Company or any Subsidiary shall remain outstanding and must be exercised in accordance with Section 6(c) above; provided that in the case of a disability the participant does not engage in Competition during any time in which such options are outstanding unless he or she received the prior written consent to do so from the Board or the Committee. In the event such participant engages in Competition during such period without such consent, all outstanding options, whether or not then vested or exercisable, shall expire and be immediately forfeited and no longer considered to be outstanding or subject to exercise.

(ii)   Retirement.   If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, all of the participant’s options that were fully vested on the date of Retirement shall remain outstanding and must be exercised in accordance with Section 6(c) above; provided that the participant does not engage in Competition during any time in which such options are outstanding unless he or she receives written consent to do so from the Board or the Committee. In the event such participant engages in Competition during such period without such consent, all outstanding options, whether or not then vested or exercisable, shall expire and be immediately forfeited and no longer considered to be outstanding or subject to exercise.

(iii)  Discharge for Cause.   If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, upon such cessation or non-commencement, all of the participant’s options, whether or not any such options are then vested or exercisable shall expire and be immediately forfeited and no longer considered to be outstanding or subject to exercise.

(iv)  Other Termination.   Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, all of the participant’s options that were fully vested on the date of such cessation shall remain outstanding and must be exercised in accordance with Section 6(c) above; provided that the participant does not engage in Competition during any time in which such options are outstanding unless he or she receives the prior written consent to do so from the Board or the Committee. In the event such participant engages in Competition during such period without such consent, all outstanding options, whether or not then vested or exercisable, shall expire and be immediately forfeited and no longer considered to be outstanding or subject to exercise.

(e)   Change in Control.   If there is a Change in Control of the Company, all of the participant’s options that have become vested shall be exercisable concurrently upon the consummation of such Change in Control.

Section 8.   Vesting

(a)   General.   Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. There shall be no pro-rata vesting of options during the course of any year.

(b)   Service Vesting.   Each grant of an option hereunder shall specify a percentage (or number of shares) of the total grant that is subject to service vesting. Each option will vest in the percentage (or number of shares) specified if, and only if, the grantee remains as a director, officer, employee or service provider to the Company on December 31, of each year, as specified in the grant.

(c)   Corporate Financial Performance.   Each grant of an option hereunder shall specify a percentage (or number of shares) of the total grant that is subject to vesting based on the overall financial performance of the Company (“Corporate Financial Performance”). Prior to April 1 of each year, the Committee shall establish such financial targets as it determines for the purpose of measuring the Corporate Financial Performance. Such targets may be determined by reference to generally accepted accounting principles or otherwise. Prior to March 31 of each year, beginning in 2005, the Committee shall notify the grantees as to whether the Company has achieved the Corporate Financial Performance standards for the just-completed year. In order for each portion of a grant to vest, all of such targets must be met and the grantee must be employed by the Company on the March 31 next following the target year in question (e.g., March 31, 2005, for the year of 2004).

(d)   Make-Up Provision.   In the event that in any particular year the Corporate Financial Performance targets are not met (“Missed Year”), the Committee shall so notify each grantee and the percentage (or number of shares) of an option grant that were subject to vesting and did not vest in the Missed Year (“Carryover Amount”) shall be carried over to the immediately succeeding year on one occasion and tested for vesting against the applicable performance standards for such immediately succeeding year. If the performance standards in such immediately succeeding year are met, the Carryover Amount related to the Missed Year shall vest at the same time and in the same manner as the portion of the option grant originally allocated to such succeeding year. In no event shall any unvested portion of an option grant be subject to carryover vesting for more than the one year following the Missed Year. By way of example, if the Company missed a performance target in 2004, the unvested amount for 2004 would be subject to vesting if the targets established for 2005 were met. If such new 2005 targets were not met, the

2004 portion would expire unvested and the 2005 portion would be subject to carryover for 2006. If the 2005 targets were met, both the 2004 and 2005 portions would vest.

(e)   Change in Control.   If there is a Change in Control of the Company, the portion of a participant’s options that have not yet vested shall become vested and shall be exercisable concurrently upon the consummation of such Change in Control as provided under Section 6(e) above. Options that have expired unvested as provided in Section 8(d) above are excluded from this provision.

ANNEX II

POLYMER GROUP, INC.
SHORT-TERM INCENTIVE COMPENSATION PLAN

1                    Establishment, Objectives, and Duration

1.1   Establishment of the Plan.   Polymer Group, Inc., a Delaware corporation (“PGI” or the “Company”), hereby establishes an incentive compensation plan to be known as the “Polymer Group, Inc. Short-Term Incentive Compensation Plan” (the “Plan”), as set forth herein and as it may be amended from time to time. The Plan shall become effective as of the date the Company’s shareholders first approve the Plan (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof.

1.2         Plan Objectives.

1.2.1   To provide annual incentive compensation to key employees of the Company and its operating units by directly linking financial rewards to corporate performance and increases in shareholder value.

1.2.2   To provide competitive levels of compensation to enable the Company to attract and retain employees who are expected to be able to exert a positive impact on the Company’s financial results.

1.2.3   To encourage global teamwork and cooperation in the achievement of Company goals.

1.3   Duration of the Plan.   The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 10 hereof, until the close of business on the date of the Company’s annual meeting of shareholders in the year 2015, at which time the right to grant Awards under the Plan shall terminate.

2                    Definitions

2.1   “Award” means an award described in Article 5 hereof.

2.2   “Award Pool” means, with respect to a Plan Year, an amount determined by the Board.

2.3   “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4   “Cause” means the occurrence of one or more of the following events: (i) conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or any of its Subsidiaries; or (ii) a breach of Employee’s duty of loyalty to the Company or any of its Subsidiaries; or (iii) the commission by Employee of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries; or (iv) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of it Subsidiaries substantial public disgrace or disrepute or economic harm; or (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries.

2.5   “Change of Control” means the occurrence of one of the following events:

(i)    if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition by an Exempt Person; or

(ii)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)  the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)  the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

2.6   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7   “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants hereunder, as specified in Article 3 hereof.

2.8   “Company” means Polymer Group, Inc., a Delaware corporation, and any successor thereto as provided in Article 11 hereof.

2.9   “Directors” means any individual who is a member of the Board.

2.10 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.11 “Employee” means any employee of the Company or of a Subsidiary.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

2.13 “Exempt Person” means (i) MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., Matlin Patterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners(Bermuda), L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

2.14 “Named Executive Officers” means the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer as determined by the Company for purposes of Item 402 of Regulation SK.

2.15 “Participant” means a key Employee who has been selected to receive an Award or who holds an outstanding Award.

2.16 “Payment Date” shall have the meaning ascribed to such term in Section 5.5.4 hereof.

2.17 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.18 “Plan” means the Polymer Group, Inc. Short-Term Incentive Compensation Plan, as set forth herein and as it may be amended from time to time.

2.19 “Plan Year” means the Company’s fiscal year.

2.20 “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) a corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest, where the ownership interest is less than fifty percent (50%), but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan.

3                    Administration

3.1   General.   Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee, which shall consist exclusively of two (2) or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2   Authority of the Committee.   Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee in its discretion shall select the key Employees who participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award, document, or instrument issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 10 hereof) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee shall have the authority to delegate administrative duties to officers of the Company; provided, however, that the Committee may not delegate its authority with respect to the eligibility, participation, and Awards for the Company’s Named Executive Officers.

3.3   Decisions Binding.   All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Employees, Participants, and their estates and beneficiaries.

3.4   Performance-Based Awards.   For purposes of the Plan, it shall be presumed that all Awards are intended to qualify for the Performance-Based Exception.

4                    Eligibility and Participation

4.1   Eligibility.   All Employees are eligible to participate in the Plan.

4.2   Actual Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom awards shall be granted and shall determine the nature and amount of each Award. In general, officers of the Company, division general managers, and certain other key individuals may actually participate in the Plan. However, actual participation will depend upon the contribution and impact each eligible Employee has on the overall success of the Company, as approved by the Committee.

4.3   Nomination and Approval.   The Committee shall determine the Named Executive Officers’ eligibility and participation under the Plan. For eligible Employees other than the Named Executive Officers, operating/business unit executives will nominate Employees to participate in the Plan. The Committee may delegate to the Chief Executive Officer the authority to approve eligibility and participation for individuals other than the Named Executive Officers. Selection normally will take place, and will be communicated to each Participant, within 90 days of the beginning of the Plan Year.

5                    Awards.

5.1   Grant of Awards.   All Awards under the Plan shall be granted upon terms approved by the Committee. However, no Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law. Each Award shall relate to a designated Plan Year. The Committee shall determine Awards for the Named Executive Officers. The Committee may delegate to the Chief Executive Officer the authority determine Awards for individuals other than the Named Executive Officers.

5.2   Award Pool Limitation.   The sum of the Awards for a single Plan Year shall not exceed the amount in the Award Pool for that Plan Year.

5.3   Participant Target Awards.   Each Participant will have an established target Award expressed as a percentage of his/her fiscal year base salary earned. A Participant may earn an Award of more or less than the target down to a low of zero and up to a maximum of two times target. The total amount of the maximum Awards for any Plan Year shall not exceed one hundred percent (100%) of the Award Pool for that Plan Year.

5.4         Payment.

5.4.1   Subject to Article 6 hereof, a Participant shall have no right to receive an Award payment for a Plan Year unless the Participant is employed by the Company or a Subsidiary at all times during the Plan Year and on the date of payment. In addition, only those Participants who are Employees as of the Payment Date shall be eligible to receive an Award.

5.4.2   Notwithstanding the achievement of the targets contained in any Award, the Committee may, in its discretion, authorize payment to a Participant of less than the Participant’s otherwise earned Award and may provide that a Participant shall not receive any payment with respect to an otherwise earned Award. In exercising its discretion, the Committee shall take into account such factors as it considers appropriate. The Committee’s decision shall be final and binding upon any person claiming a right to a payment under the Plan.

5.4.3   All Awards will be paid in cash.

5.4.4   Payments shall be made on a date prescribed by the Committee following an audit of the Company’s year end financial results (the “Payment Date”).

5.4.5   Awards made under the Plan may be includable in the Participant’s compensation for purposes of the Company’s 401k retirement savings plan(s) subject to overall plan rules and regulatory limits.

5.4.6   The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

6                    Changes in Status.

6.1   New Hires and Transfers.   Participants newly hired during the Plan Year and Participants transferred, promoted, or reassigned during the Plan Year to a position qualifying for participation or to a position resulting in a change in the level of participation may receive a pro-rata Award based on the percentage of the Plan Year the employee is in each qualifying position. In such a circumstance, the Employee will be notified by the Committee at the time of hire or reassignment of the eligibility for potentially receiving an Award.

6.2   Resignation.   An employee who resigns during the Plan Year or subsequent to the end of the Plan Year but prior to the Payment Date shall not be eligible for an Award.

6.3   Death, Disability, or Retirement.   Participants whose employment terminates subsequent to the end of a Plan Year shall be eligible for the entire Award earned in the completed Plan Year if the termination was due to death, disability, or retirement.

6.4   Leave of Absence.   A Participant whose status as an active Employee is changed during a Plan Year as a result of an approved leave of absence may be eligible for a pro-rata Award based on the number of full months of service he or she worked in the year that the leave of absence occurred.

6.5   Discharge for Cause.   A Participant discharged for Cause during the Plan Year or subsequent to the Plan Year but prior to the Payment Date shall not be eligible for an Award.

7       Beneficiary Designation.

Each Participant may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the Participant, shall be in the form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

8       No Right to Employment or Participation.

The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Participant’s employment at any time, and the Plan shall not confer upon any Participant the right to continue in the employ of the Company or of any Subsidiary. Further, no Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

9                    Change of Control.

9.1   Outstanding Awards.   Notwithstanding any contrary terms, conditions, or provisions of the Plan or any Award, upon a Change in Control, all then-outstanding Awards (determined on the basis of the assumption that the relevant performance targets have been achieved) under the Plan shall become immediately nonforfeitable and payable at the normal payment date established by the Committee before the Change in Control and any provision requiring a Participant to be employed on the Payment Date in order to receive an Award shall be waived, other than that related to a termination for Cause. If the Participant’s Award is based on a performance percentage, his or her Award for the Plan Year in which a Change in Control occurs shall be determined by using a performance percentage that is not less than the Participant’s target percentage under the Plan for that Plan Year. If the Participant’s Award is based on a performance percentage, his or her Award for any earlier Plan Year for which the Participant’s Award has not been finally determined at the time the Change in Control occurs, shall be determined by using a performance percentage that is not less than the Participant’s target percentage under the Plan for that earlier Plan Year. If the Participant is involuntarily terminated without Cause following a Change of Control, he or she shall be entitled to receive a pro-rated Award under this Section 9.1 based on the number of full months of service he or she worked in the year that the Change in control occurred.

9.2   Modification of Awards.   Upon the occurrence of, or after, a Change in Control, the Committee may not under any circumstances change any determination of the basis on which any previously granted Awards shall be measured or paid or change any other terms, conditions or provisions affecting any previously granted Awards, if the change would reduce or adversely affect the previously granted Award or the Participant’s rights thereto.

9.3   Award Terms and Conditions.   Without limiting the provisions of Section 9.1 and 9.2 hereof, the Committee may, in its discretion, include in an Award provisions that the Committee considers to be appropriate to assure fair and equitable treatment of the Participant or a beneficiary in the event of a Change in Control, including, but not limited to, provisions that: (i) accelerate the time period for purposes of vesting in, or realizing gain from, any Award and (ii) make adjustments or modifications to an Award that the Committee deems appropriate to maintain and protect the rights and interests of the Participant or a beneficiary following a Change in Control. Any such action by the Committee shall be conclusive and binding on the Company, Participants, beneficiaries, and all other parties.

10             Amendment, Modification, and Termination.

10.1 Amendment, Modification, and Termination.   Subject to the other terms of the Plan, including Article 9, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

10.2 Certain Unusual or Non-Recurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that the Committee shall not be authorized to adjust an Award that the Committee intends to qualify for the Performance-Based Exception if such adjustment (or the authority to make such adjustment) would prevent the Award from qualifying for the Performance-Based Exception.

10.3 Awards Previously Granted.   Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause any previously granted Awards to be forfeited. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan and the Award.

11    Successors.

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

12             Miscellaneous

12.1 Expenses of the Plan.   The expenses of administering this Plan shall be borne by the Company.

12.2 Severability.   If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law.   The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

12.4 Governing Law.   The Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

ANNEX III

POLYMER GROUP, INC.
2005 STOCK OPTION PLAN

1.   Purpose

This plan shall be known as the Polymer Group, Inc. 2005 Stock Option Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Polymer Group, Inc. (the “Company”) and its Subsidiaries by (i) providing certain officers and employees of, and certain other individuals to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Only grants of non-qualified stock options may be made under the Plan.

2.   Definitions

(a)   “Board of Directors” and “Board” means the board of directors of the Company.

(b)   “Cash Distribution” means a distribution made by MatlinPatterson to its limited and general partners consisting of (i) cash or (ii) readily marketable securities that are sold by the distributee for cash within one year of acquiring such securities.

(c)   “Cause” means the occurrence of one or more of the following events:

(i)    Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)   A breach of Executive’s duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries; or

(iii)  The commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries; or

(iv)  Reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm; or

(v)    Any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries

(d)   “Change in Control” means the occurrence of one of the following events, but only if such occurrence also constitutes a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under Section 409(a)(2)(A)(v) of the Code (and under Notice 2005-1, as amended or supplemented from time to time, or Treasury Regulations or other IRS guidance issued under Code section 409A from time to time):

(i)    if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition by an Exempt Person; or

(ii)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office

III-1

who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)  the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)  the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(e)   “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board, as constituted at the time any determination is to be made, or, in the event of a determination that is to be made at any time following a Change in Control, as so constituted immediately prior to the Change in Control.

(g)   “Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(h)   “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary.

(i)    “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)   “Exempt Person” means (i) MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., MatlinPatterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners (Bermuda), L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(l)    “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

III-2

(m)  “MP and its Affiliates” shall mean MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., MatlinPatterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners (Bermuda), L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities.

(n)   “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(o)   “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(p)   “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.   Administration

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States, (vi) administer the escrow, if any, referred to in Section 6(c) and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.   Shares Available for the Plan

Subject to adjustments as provided in Section 15, an aggregate of 200,000 shares of Class A Common Stock (the “Shares”) may be issued upon the exercise of options issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

III-3

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 13 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.   Participation

Participation in the Plan shall be limited to those officers and employees of, and other individuals to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as an officer or employee of the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Non-qualified stock options may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant to such participant in that year or subsequent years.

6.   Non-qualified Options

The Committee may from time to time grant to eligible participants Non-qualified stock options. Up to, but not more than, one-half (100,000) of the options available for grant under the Plan will be allocated and granted to existing management on the date of adoption of this Plan. Any of the first installment of up to 100,000 options not so allocated on the date of adoption of this Plan may be allocated following the completion of the 2005 fiscal year of the Company. The remaining options that have not been granted under the Plan (at least 100,000 and any not previously granted) will be granted at, or immediately prior to, the completion of a Change in Control transaction. Management will recommend grants, but all the grants will be subject to modification and approval by the Board. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(a)   Price.   The price per Share deliverable upon the exercise of each option (“exercise price”) shall be $6.00 a share of Common Stock.

(b)   Payment.   Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, as long as the Company receives payment of the exercise price prior to delivering such Shares or (iv) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the

III-4

Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c)   Terms of Options; Restrictions on Exercise.

(i)    General.   All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the earlier of June 30, 2008 (the “Expiration Date”) or a Change in Control. In the event that no Change in Control transaction occurs prior to the Expiration Date, the options will terminate and not be subject to exercise thereafter. The options will only become exercisable in the event that (i) there is a consummated Change in Control transactions involving the Company and (ii) MP and its Affiliates sell their entire holdings of securities in the Company and make, or are able to make, a Cash Distribution to their limited partners, general partners, special partners or other owners as provided in the following chart:

Amount of Cash to MP and Affiliates	Percentage of Options that become Exercisable
At least $335 million	25%
At least $360 million	50%
At least $435 million	75%
At least $485 million	100%

The above formula will not be applied on a linear basis to amounts between those set forth above; rather, each amount is intended to be a specific threshold for the next percentage. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(ii)   Change in Control Solely for Cash.   In the event of a Change in Control transaction involving consideration to the security holders of the Company consisting solely of cash (a “Cash Transaction”) which at the time of the Change in Control does not provide MP and its Affiliates with cash to enable MP and its Affiliates to satisfy the $335 million cash test described above, the options will terminate and not become exercisable. In the event of a Cash Transaction which does provide MP and its Affiliates with cash to enable MP and its Affiliates to satisfy the $335 million or higher cash test described above, the percentage of the options described above that corresponds with the cash test that is satisfied will become immediately exercisable at the time of a Change in Control. All of the options which do not become exercisable in accordance with the preceding sentence in a Cash Transaction shall terminate and not be subject to exercise thereafter.

(iii)  Change in Control for Cash and Securities.   In the event of a Change in Control transaction involving consideration to the security holders of the Company consisting of cash and securities (a “Mixed Consideration Transaction”) which at the closing of the Change in Control transaction does not

III-5

satisfy the $485 million cash test described above, then (1) if the amount of cash at the time of the Change in Control transaction does provide MP and its Affiliates with cash to enable MP and its Affiliates to satisfy the $335 million or higher cash test described above, the percentage of the options described above that corresponds with the cash test that is satisfied at the time of the Change in Control transaction will become immediately exercisable at the time of a Change in Control and (2) any remaining options that are not exercisable pursuant to clause (1) (the “Delayed Vesting Options”) shall be automatically exercised and cancelled for a contingent right to receive payments from the Escrow Account on the terms and conditions described below.

(iv)  Escrow Account.   In the case of a Mixed Consideration Transaction, an “Escrow Account” shall be established and funded with an amount of cash and securities received in the Change in Control sufficient to pay each Delayed Vesting Option the price per share in the Change in Control transaction (less the applicable exercise price) (the “Net Cash Price”) assuming 100% of the Delayed Vesting Options will be entitled to payment as described below. If (1) during the one year period beginning on the date of the Change in Control, securities acquired by MP and its Affiliates in the Change in Control are sold, repaid, redeemed, or otherwise converted into cash (the “Post-Closing Cash”) and (2) the amount of the Post-Closing Cash is sufficient to enable MP and its Affiliates to satisfy a higher cash test described above than the cash test satisfied at the time of the Change in Control, then, on the one year anniversary of the Change in Control, each Delayed Vesting Option that would have been immediately exercisable at the time of the Change in Control had MP and its Affiliates made a Cash Distribution of the Post-Closing Cash (along with the cash received at the time of the Change in Control) shall be entitled to receive, and the escrow agent shall pay, the Net Cash Price to the optionee. Any amounts remaining in the Escrow Account after payments with respect to the Delayed Vesting Options shall be paid to the security holders of the Company in accordance with the terms of the applicable transaction documents effecting the Change in Control transaction. Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment set forth in Section 13 hereof or otherwise, the provisions in this Section 6(c) and otherwise in this Plan relating to the exercise of any Option and the timing of any payment from the Escrow Account or otherwise hereunder may be changed, adjusted or amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) (including structuring the terms of the Escrow Account in such a manner as to make any optionee’s receipt of the contingent payment right from the Escrow Account to be taxable to the optionee at the time of the Change in Control) to prevent the implementation, application or existence (as the case may be) of any such provision from causing any Option issued pursuant to the Plan or any of the payments made or to be made with respect to any Option (including the contingent payment right from the Escrow Account) to be treated as providing for the deferral of compensation pursuant to Section 409A of the Code (or under Notice 2005-1, as amended or supplemented from time to time, or Treasury Regulations or other IRS guidance issued under Code section 409A).

(d)   Termination; Forfeiture.

(i)    Discharge for Cause.   At any time up until a Change in Control, if a participant ceases to be an officer or employee of the Company or a Subsidiary due to Cause, or if a participant does not become an officer or employee of the Company or a Subsidiary for any reason, upon such cessation or non-commencement, all of the participant’s options, whether or not any such options are then vested or exercisable shall expire and be immediately forfeited and no longer considered to be outstanding or subject to exercise.

(ii)   Other Termination.   Prior to a Change in Control, if a participant ceases to be an officer or employee of the Company or a Subsidiary for any reason other than discharge for Cause, all of the participant’s options, whether or not any such options were vested and exercisable on the date of such cessation, shall expire and be immediately forfeited and no longer considered to be outstanding or

III-6

subject to exercise; provided that if such event occurs within three months of the Company entering into the definitive agreement providing for a Change in Control transaction or the occurrence of a Change in Control, all outstanding options, whether or not then vested or exercisable shall remain outstanding subject to the other terms and conditions of the Plan.

(iii)  The Committee will have the right to modify the provisions of this Section 6(d) in individual cases.

7.   Withholding Taxes

(a)   Participant Election.   Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 7(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)   Company Requirement.   The Company may require, as a condition to any exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the optionee make provision for the payment to the Company, either pursuant to Section 7(a) or this Section 7(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to an optionee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares under the Plan.

(c)   No Tax Gross-Up.   There will be no tax gross-up for the recipients of the options.

8.   Vesting

(a)   General.   Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

(b)   Change in Control.   If there is a Change in Control of the Company, all of a participant’s options shall become vested and shall be subject to exercise as provided under Section 6(c) above. There shall be no pro-rata vesting or any other vesting of options during the course of any year under any other circumstances.

9.   Transferability

Unless the Committee determines otherwise, no option granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution. Unless the Committee determines otherwise, an option may be exercised only by the optionee; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution. All provisions of this Plan shall in any event continue to apply to any option granted under the Plan and transferred as permitted by this Section 9, and any transferee of any such option shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

III-7

10.   Listing, Registration and Qualification

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option is necessary or desirable as a condition of, or in connection with, the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

11.   Transfer of Employee

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

12.   Adjustments

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of Shares covered by grants previously made under the Plan, and in the exercise price of outstanding options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

13.   Amendment and Termination of the Plan

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

III-8

14.   Commencement Date; Termination Date

The date of commencement of the Plan shall be April 11, 2005, subject to approval by the shareholders of the Company.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on June 30, 2008. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options theretofore granted under the Plan.

15.   Severability

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

16.   Governing Law

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

III-9

THANK YOU FOR VOTING!

YOUR VOTE IS IMPORTANT TO US!

 FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

POLYMER GROUP, INC.

4055 FABER PLACE DRIVE, SUITE 201

NORTH CHARLESTON, SOUTH CAROLINA 29405

2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints WILLIS C. MOORE III AND DANIEL L. RIKARD (collectively, the “Proxies”), and each of them, proxies, with full power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the stock of Polymer Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held May 18, 2005 and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, with respect to the following:

1.	ELECTION OF DIRECTORS:	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
			(except as marked to the contrary below).		to vote for all nominees listed below.

(Instruction: To withhold the authority to vote for any individual nominee, draw a line through his name.)

Name of Nominee:

☐	Pedro Arias	☐	Lap Wai Chan	☐	Eugene Linden	☐	James Schaeffer

☐	Ramon Betolaza	☐	William B. Hewitt	☐	James Ovenden	☐	Michael Watzky

2.     To approve the adoption of the amendments to the Polymer Group, Inc. 2003 Stock Option Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.     To approve the adoption of the Polymer Group, Inc. Short-Term Incentive Compensation Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

 FOLD AND DETACH HERE

4.     To approve the adoption of the Polymer Group, Inc. 2005 Stock Option Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2005 Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this proxy will be voted FOR the slate of directors described herein, FOR the approval of the amendments to the Polymer Group, Inc. 2003 Stock Option Plan, FOR the approval of the Polymer Group, Inc. Short-Term Incentive Plan, FOR the approval of the Polymer Group, Inc. 2005 Stock Option Plan and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters. Please return your executed form as soon as possible in the envelope provided to (Wachovia Bank, N.A., Attention: Proxy Tabulation - NC1153, PO Box 563994, Charlotte, NC 28256-9912.

Dated:	, 2005

(Signature)

(Signature)

Please date and sign your name exactly as it appears on this Proxy.
Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title.